CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated December 17, 2010, relating to the financial statements and financial highlights, which appears in the October 31, 2010 Annual Report to Shareholders of the Glenmede Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2010